Exhibit 99.1

The expenses to be incurred by Consumers Energy Company relating to the offering of $375,000,000 principal amount of its 2.85% First Mortgage Bonds due 2022, under Consumers Energy Company’s Registration Statement on Form S-3 (Registration No. 333-174906-01) and a related prospectus supplement filed with the Securities and Exchange Commission and dated May 1, 2012 are estimated to be as follows:

Estimated Fees

SEC Registration Fee	$42,972.00
Services of Independent Registered Public Accounting Firms	100,000.00
Trustee Fees and Expenses	10,000.00
Legal Fees and Expenses	25,000.00
Rating Agency Fees	250,000.00
Printing and Delivery Expenses	15,000.00
Miscellaneous Expenses	75,000.00
Total	$517,972.00